UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of Registrant as Specified in its Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	001-34763 (Commission File Number)	65-1130026 (IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200 (Address of Principal Executive Offices)	N/A (Zip Code)

(86)535-7282997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2011, Jiangbo Pharmaceuticals, Inc. (the "Company") received a letter (the "Letter") from the Listing Qualifications Staff of the NASDAQ Stock Market LLC ("Nasdaq"). The Letter indicates that Staff believes that the continued listing of the Company’s securities on Nasdaq is no longer warranted and has determined to delist the Company for the following reasons:

(1)           Public interest concerns under Nasdaq Listing Rule 5101 raised by the efforts of the Company and its Chairman to obstruct the independent internal investigation authorized by its Audit Committee, and the failure to allow the Audit Committee to fulfill its responsibilities and duties;

(2)           The Company’s failures to comply with Listing Standard Rule 5605(c)(3) and IM-5605-5, which sets forth the responsibilities and authority of the Audit Committee, as well as the statutory responsibilities and authority of the Audit Committee set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934; and

(3)           the failure by the Company to comply with the Audit Committee composition requirements of Listing Rule 5605(c)(2)(A) .

Unless the Company requests an appeal of Nasdaq's determination to delist by August 2, 2011, trading of the Company's shares of common stock will be suspended at the opening of business on August 4, 2011, and a Form 25- NSE will be filed with the Securities and Exchange Commission, which will result in the Company's securities being removed from listing and registration on Nasdaq.

The Company has decided to focus on addressing current issues facing the Company and its business and will not appeal Nasdaq's determination.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1 Press release announcing Receipt of Nasdaq Delisting Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.,
a Florida corporation

Dated: July 31, 2011	By:	/s/ Jin Linxian
Jin Linxian Chief Executive Officer